As filed with the U.S. Securities and Exchange Commission on May 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0571712
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

640 Lee Road, Suite 200
Wayne, PA 19087

(Address of principal executive offices) (Zip code)

2015 Equity Incentive Plan

(Full title of the plan)

Neal Walker

President and Chief Executive Officer

Aclaris Therapeutics, Inc.

640 Lee Road, Suite 200,

Wayne, PA 19087

(484) 324-7933

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Brian F. Leaf Cooley LLP 11951 Freedom Drive Reston, VA 20190-5640 (703) 456-8000	Frank Ruffo Chief Financial Officer Aclaris Therapeutics, Inc. 640 Lee Road, Suite 200 Wayne, PA 19087 (484) 324-7933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,449,137 shares of Common Stock of Aclaris Therapeutics, Inc. to be issued pursuant to the 2015 EIP.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to the 2015 EIP, previously filed with the Securities and Exchange Commission on October 15, 2015 (File No. 333-207434) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37581	3.1	10/13/2015
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37581	3.1	06/24/2020
4.3	Specimen stock certificate evidencing shares of the Registrant’s Common Stock.	S-1/A	333-206437	4.1	09/25/2015
4.4	2015 Equity Incentive Plan.	S-8	333-207434	4.6	10/15/2015
4.5	Form of Stock Option Grant Notice and Stock Option Agreement under 2015 Equity Incentive Plan.	S-1/A	333-206437	10.10	09/25/2015
4.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2015 Equity Incentive Plan.	S-1/A	333-206437	10.11	09/25/2015
4.7	Form of Performance Stock Option Grant Notice and Stock Option Agreement used in connection with the 2015 Equity Incentive Plan.	10-K	001-37581	10.11	03/18/2019
4.8	Form of Performance Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement used in connection with the 2015 Equity Incentive Plan.	10-K	001-37581	10.12	03/18/2019
5.1*	Opinion of Cooley LLP.	–	–	–	–
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	–	–	–	–
23.2*	Consent of Independent Registered Public Accounting Firm.	–	–	–	–
24.1*	Power of Attorney (included on the signature page of this Form S-8).	–	–	–	–
107*	Filing Fee Table	–	–	–	–

* Filed herewith.

2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on this 10th day of May, 2022.

Aclaris Therapeutics, Inc.

By:	/s/ Neal Walker
Neal Walker
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Neal Walker and Frank Ruffo, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neal Walker Neal Walker	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2022
/s/ Frank Ruffo Frank Ruffo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2022
/s/ Christopher Molineaux Christopher Molineaux	Chairman of the Board of Directors	May 10, 2022
/s/ Anand Mehra Anand Mehra, M.D.	Director	May 10, 2022
/s/ William Humphries William Humphries	Director	May 10, 2022
/s/ Andrew Powell Andrew Powell	Director	May 10, 2022
/s/ Andrew Schiff Andrew Schiff	Director	May 10, 2022
/s/ Bryan Reasons	Director	May 10, 2022
Bryan Reasons
/s/ Maxine Gowen	Director	May 10, 2022
Maxine Gowen
/s/ Vincent Milano	Director	May 10, 2022
Vincent Milano

3.